SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) April 2, 1997


                           Robertson-Ceco Corporation
             (Exact name of registrant as specified in its charter)


     Delaware                       1-10659                 36-3479146

(State or other jurisdiction       (Commission             (IRS Employer
   of incorporation)               File Number)          Identification No.)


5000 Executive Parkway, Suite 425, San Ramon, CA       94583
(Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (510) 358-0330




Item 4.   Changes in Registrant's Certifying Accountant


On April 2, 1997, the Registrant selected Arthur Andersen LLP ("Arthur Andersen") to serve as its independent public accountants for fiscal 1997 and,
accordingly, dismissed Price Waterhouse LLP ("Price Waterhouse").   The decision
to engage Arthur Andersen and dismiss Price Waterhouse was approved by the Audit Committee and the Board of Directors of the Registrant.

Price Waterhouse's reports on the Registrant's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through April 2, 1997, there was no disagreement with Price Waterhouse regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse, would have caused Price Waterhouse to make reference thereto in their reports.

The Registrant has requested that Price Waterhouse furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 9, 1997 is filed as Exhibit 16 to this Current Report on Form 8-K/A.

Item 7.  Financial Statements and Exhibits

      (c) Exhibits


Exhibit No.              Exhibit
16                  Letter from Price Waterhouse LLP



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Robertson-Ceco Corporation
                                        (Registrant)

Date:     April 11, 1997           By:  /s/ Ronald D. Stevens
                                        Ronald D. Stevens
                                        Executive Vice President and
                                        Chief Financial Officer